FOR IMMEDIATE RELEASE

A.G. Edwards Announces Results

for the Third Quarter and First Nine Months of Fiscal 2006

Year-to-Date Net Earnings 17% Higher Than Same Period Last Year

ST. LOUIS, Dec. 22, 2005 -- A.G. Edwards, Inc. (NYSE: AGE) today announced results for the third quarter and first nine months of fiscal 2006, which ended November 30, 2005.

Net earnings for the quarter were $54 million, or $0.71 per diluted share, on net revenues of $674 million. For the same quarter last year, net earnings were $49 million, or $0.63 per diluted share, on net revenues of $638 million.

For the first nine months of fiscal 2006, net earnings were $159 million, or $2.06 per diluted share, on net revenues of $2.0 billion. For the same period last year, net earnings were $136 million, or $1.72 per diluted share, on net revenues of $1.9 billion.

Results for the third quarter of fiscal 2006 included an $11 million increase in non-compensation expenses, or $0.07 per diluted share, for reserves and settlements for various legal and regulatory matters when compared to the same quarter last year. Additionally, the third-quarter results reflected a $3.5 million benefit, or $0.05 per diluted share, resulting from the resolution of certain tax matters related to technology research and development tax credits.

“Our third-quarter results maintained the trend of growing client interest in our fee-based programs and services, which have enhanced the value our financial consultants bring to their client relationships and have contributed to our improved performance,” said Robert L. Bagby, chairman and chief executive officer. “We continue to focus on our technology expenses and achieving the benefits of our Gateway Initiative.

“During the quarter, we saw a meaningful increase in our financial consultant workforce. The recent changes in our industry and the appeal of our client-first culture have created opportunities for us to attract both experienced financial consultants and trainees to A.G. Edwards for the benefit of our clients and our firm.

“We were pleased with the positive feedback we received regarding our recent dividend increase. We believe it is important for our shareholders to participate in our improved financial results.”

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A.G. Edwards, Inc.

December 22, 2005

RESULTS OF OPERATIONS

Commissions – Commission revenues for the third quarter increased 1 percent ($2 million) compared to last year’s third quarter, primarily due to increased investor interest in annuities. For this year’s first nine months versus the same period last year, commission revenues decreased 2 percent ($13 million), mainly reflecting a shift in investor interest from individual mutual funds to fee-based, fund-advisory programs.

Asset management and service fees – Reaching another new quarterly record, asset-management and service-fee revenues for the third quarter increased 15 percent ($36 million) versus the third quarter last year. For fiscal 2006’s first nine months, these revenues increased 16 percent ($105 million) versus last year’s first nine months. Results in both periods continued to reflect greater client interest in fee-based programs and services, particularly the firm’s fund-advisory programs, as well as increased client-asset values in mutual funds.

Principal transactions – Revenues from principal transactions in the third quarter fell 10 percent ($6 million) compared to the same quarter last year. Compared to the first nine months of fiscal 2005, principal-transaction revenues in this year’s first nine months decreased 22 percent ($42 million). The decreases in both periods continued to reflect a lower volume of fixed-income transactions, with more transactions in shorter-term securities given the current interest-rate environment. The third-quarter decline was partially offset by increased investor activity in over-the-counter equity markets.

Investment banking – Investment-banking revenues for the third quarter of fiscal 2006 were essentially flat compared to the same quarter last year, as greater revenues from management fees and municipal underwritings were offset by lower revenues from corporate and government debt issues. For the first nine months, investment-banking revenues increased 5 percent ($8 million) versus the same period last year. This period reflects higher revenues from equity underwritings in a number of sectors, along with higher revenues from municipal underwritings of new issues and refinancings.

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A.G. Edwards, Inc.

December 22, 2005

Net interest revenue – Interest revenue net of interest expense in the third quarter increased

43 percent ($13 million) from the year-ago quarter. For the first nine months, net interest revenue increased 39 percent ($34 million) over last year’s first nine months. Both the third-quarter and nine-month results reflect an increased prime rate resulting in higher interest rates charged on margin balances. The third-quarter results additionally reflect an increase in average inventory of securities held for sale to clients.

Other revenue – Other revenue decreased 71 percent ($10 million) in the third quarter and decreased 43 percent ($12 million) for the first nine months compared to the same periods last year. Last year’s third-quarter and nine-month results included gains of $8 million and $10 million, respectively, on the sale of shares in the Chicago Mercantile Exchange and the mark-to-market on other shares in this exchange the firm held at that time. Additionally, the decrease in the nine-month period reflects a $6 million Sept. 11, 2001 business-interruption settlement received in the first half of last year, partially offset by increases in private-equity investment valuations.

Non-interest expenses – During the third quarter, non-interest expenses increased 6 percent

($34 million) compared to last year’s third quarter. For the first nine months of fiscal 2006, non-interest expenses increased 3 percent ($57 million) compared to the same period last fiscal year.

Compensation and benefits increased 5 percent ($20 million) in the third quarter and increased 4 percent ($45 million) in the first nine months of fiscal 2006 versus the respective periods last year. The results in both periods mainly reflect higher commissionable revenue as well as higher incentive compensation due to increased firm profitability. The nine-month results also reflect increases in administrative salaries and related benefits. Additionally, as a result of its early adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” the firm did not recognize an expense for stock awards in either period for fiscal 2006. Last year’s third quarter and first nine months respectively included restricted stock-award expense of approximately $6.6 million, or $0.04 per diluted share, and $22.3 million, or $0.13 per diluted share.

Non-compensation-related expenses increased 9 percent ($14 million) in the third quarter and increased 2 percent ($11 million) in the first nine months compared to the respective time periods last year. The increases in both periods predominately reflect increases in reserves and settlements for various legal and regulatory matters. These increases were partially offset in both

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A.G. Edwards, Inc.

December 22, 2005

periods by lower technology consulting expenses associated with the completion of various projects under the firm’s Gateway Initiative.

ADDITIONAL STOCKHOLDER INFORMATION

Total client assets at the end of the third quarter were $331 billion, a 6 percent increase when compared to the end of the third quarter last year. As of November 30, 2005, stockholders’ equity was $1.86 billion, for a book value per share of $24.51. Diluted per share earnings for the third quarter were based on 76.9 million average common and common equivalent shares outstanding compared to 77.8 million in the prior year. Diluted per share earnings for the current nine-month period were based on 77.2 million average common and common equivalent shares outstanding compared to 79.3 million in the prior year.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Drawn to the firm’s client-first philosophy, individuals and businesses have turned to A.G. Edwards for sound advice and access to a wide array of investment products and services that can help them meet their financial goals and objectives. Founded in 1887, A.G. Edwards and its affiliates employ 6,844 financial consultants in 732 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, regulatory changes and actions, changes in legislation, risk management, legal claims, technology changes, compensation changes, the impact of outsourcing agreements, the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment,” and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	November 30,	November 30,	Increase/	%
	2005	2004	(Decrease)	Chg.
REVENUES:
Commissions	$ 247,209	$ 245,002	$ 2,207	0.9
Asset management and service fees	269,789	234,284	35,505	15.2
Principal transactions	50,264	55,969	(5,705)	(10.2)
Investment banking	57,974	57,809	165	0.3
Interest	48,164	32,858	15,306	46.6
Other	3,966	13,510	(9,544)	(70.6)
TOTAL REVENUES	677,366	639,432	37,934	5.9
Interest expense	3,281	1,443	1,838	127.4
NET REVENUES	674,085	637,989	36,096	5.7

NON-INTEREST EXPENSES:
Compensation and benefits	430,125	410,421	19,704	4.8
Communication and technology	56,938	59,429	(2,491)	(4.2)
Occupancy and equipment	36,423	35,476	947	2.7
Marketing and business development	16,554	15,424	1,130	7.3
Floor brokerage and clearance	5,095	5,307	(212)	(4.0)
Other	48,795	34,075	14,720	43.2
TOTAL NON-INTEREST EXPENSES	593,930	560,132	33,798	6.0
EARNINGS BEFORE INCOME TAXES	80,155	77,857	2,298	3.0
INCOME TAXES	25,798	28,684	(2,886)	(10.1)
NET EARNINGS	$ 54,357	$ 49,173	$ 5,184	10.5

EARNINGS PER SHARE:
Diluted	$ 0.71	$ 0.63	$ 0.08	12.7
Basic	$ 0.71	$ 0.64	$ 0.07	10.9

AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	76,917	77,844
Basic	76,635	76,781

STOCKHOLDERS' EQUITY	$ 1,863,828	$ 1,712,738
BOOK VALUE PER SHARE	$ 24.51	$ 22.53

TOTAL SHARES OUTSTANDING (end of period)	76,048	76,034

Note: Where appropriate, prior periods' financial information has been reclassified to conform to current year presentation.

A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Nine Months Ended
	November 30,	November 30,	Increase/	%
	2005	2004	(Decrease)	Chg.
REVENUES:
Commissions	$ 744,175	$ 757,049	$ (12,874)	(1.7)
Asset management and service fees	777,958	672,511	105,447	15.7
Principal transactions	154,093	196,369	(42,276)	(21.5)
Investment banking	184,556	176,122	8,434	4.8
Interest	131,092	91,714	39,378	42.9
Other	15,441	27,189	(11,748)	(43.2)
TOTAL REVENUES	2,007,315	1,920,954	86,361	4.5
Interest expense	7,755	2,806	4,949	176.4
NET REVENUES	1,999,560	1,918,148	81,412	4.2

NON-INTEREST EXPENSES:
Compensation and benefits	1,286,623	1,241,442	45,181	3.6
Communication and technology	172,788	184,474	(11,686)	(6.3)
Occupancy and equipment	107,809	105,520	2,289	2.2
Marketing and business development	55,650	52,897	2,753	5.2
Floor brokerage and clearance	15,024	16,230	(1,206)	(7.4)
Other	122,529	103,278	19,251	18.6
TOTAL NON-INTEREST EXPENSES	1,760,423	1,703,841	56,582	3.3
EARNINGS BEFORE INCOME TAXES	239,137	214,307	24,830	11.6
INCOME TAXES	83,087	78,242	4,845	6.2
EARNINGS BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE	156,050	136,065	19,985	14.7
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE, NET	2,768		2,768	n.m.
NET EARNINGS	$ 158,818	$ 136,065	$ 22,753	16.7

EARNINGS PER SHARE:
Diluted:
Earnings before cumulative effect of accounting change	$ 2.02	$ 1.72	$ 0.30	17.4
Cumulative effect of accounting change, net	0.04		0.04
	$ 2.06	$ 1.72	$ 0.34	19.8

Basic:
Earnings before cumulative effect of accounting change	$ 2.02	$ 1.74	$ 0.28	16.1
Cumulative effect of accounting change, net	0.04		0.04
	$ 2.06	$ 1.74	$ 0.32	18.4

AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	77,248	79,252
Basic	76,967	78,423

STOCKHOLDERS' EQUITY	$ 1,863,828	$ 1,712,738
BOOK VALUE PER SHARE	$ 24.51	$ 22.53
TOTAL SHARES OUTSTANDING (end of period)	76,048	76,034
Note: Where appropriate, prior periods' financial information has been reclassified to conform to current year presentation.

A. G. EDWARDS, INC.
QUARTERLY CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	November 30,	August 31,	May 31,	February 28,	November 30,
	2005	2005	2005	2005	2004
REVENUES:
Commissions	$ 247,209	$ 249,840	$ 247,126	$ 277,117	$ 245,002
Asset management and service fees	269,789	257,874	250,295	246,566	234,284
Principal transactions	50,264	52,319	51,510	57,530	55,969
Investment banking	57,974	67,821	58,761	69,500	57,809
Interest	48,164	42,184	40,744	37,029	32,858
Other	3,966	4,759	6,716	3,099	13,510
TOTAL REVENUES	677,366	674,797	655,152	690,841	639,432
Interest expense	3,281	2,261	2,213	1,308	1,443
NET REVENUES	674,085	672,536	652,939	689,533	637,989

NON-INTEREST EXPENSES:
Compensation and benefits	430,125	437,060	419,438	457,714	410,421
Communication and technology	56,938	60,493	55,357	57,356	59,429
Occupancy and equipment	36,423	37,281	34,105	45,906	35,476
Marketing and business development	16,554	18,072	21,024	12,785	15,424
Floor brokerage and clearance	5,095	4,673	5,256	5,111	5,307
Other	48,795	36,410	37,324	30,561	34,075
TOTAL NON-INTEREST EXPENSES	593,930	593,989	572,504	609,433	560,132
EARNINGS BEFORE INCOME TAXES	80,155	78,547	80,435	80,100	77,857
INCOME TAXES	25,798	28,709	28,580	29,691	28,684
EARNINGS BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE	54,357	49,838	51,855	50,409	49,173
CUMULATIVE EFFECT OF
ACCOUNTING CHANGE, NET			2,768
NET EARNINGS	$ 54,357	$ 49,838	$ 54,623	$ 50,409	$ 49,173

EARNINGS PER SHARE:
Diluted:
Earnings before cumulative effect of
accounting change	$ 0.71	$ 0.64	$ 0.67	$ 0.65	$ 0.63
Cumulative effect of accounting change, net			0.04
	$ 0.71	$ 0.64	$ 0.71	$ 0.65	$ 0.63
Basic:
Earnings before cumulative effect of
accounting change	$ 0.71	$ 0.65	$ 0.67	$ 0.66	$ 0.64
Cumulative effect of accounting change, net			0.04
	$ 0.71	$ 0.65	$ 0.71	$ 0.66	$ 0.64
AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	76,917	77,358	77,471	77,306	77,844
Basic	76,635	77,052	77,214	76,362	76,781

STOCKHOLDERS' EQUITY	$ 1,863,828	$ 1,855,271	$ 1,823,376	$ 1,787,691	$ 1,712,738
BOOK VALUE PER SHARE	$ 24.51	$ 24.17	$ 23.71	$ 23.21	$ 22.53

Note: Where appropriate, prior periods' financial information has been reclassified to conform to current year presentation.

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	3Q FY06	2Q FY06	1Q FY06	4Q FY05	3Q FY05

Net Revenues	$ 674,085	$ 672,536	$ 652,939	$ 689,533	$ 637,989

Earnings Before Income Taxes	$ 80,155	$ 78,547	$ 80,435	$ 80,100	$ 77,857

Net Earnings	$ 54,357	$ 49,838	$ 54,623	$ 50,409	$ 49,173

Net Earnings as a
Percent of Net Revenues	8.1%	7.4%	8.4%	7.3%	7.7%

Average Diluted Shares-
(000’s Omitted)	76,917	77,358	77,471	77,306	77,844

Earnings Per Share (Diluted)	$ 0.71	$ 0.64	$ 0.71	$ 0.65	$ 0.63

Dividends Per Share	$ 0.20	$ 0.16	$ 0.16	$ 0.16	$ 0.16

Stockholders’ Equity	$1,863,828	$1,855,271	$1,823,376	$1,787,691	$1,712,738

Book Value Per Share	$ 24.51	$ 24.17	$ 23.71	$ 23.21	$ 22.53

Return On Average Equity-
(Quarter Results Annualized)	11.7%	10.8%	12.1%	11.5%	11.5%

Financial Consultants	6,844	6,796	6,791	6,890	6,898

Full-time Employees	15,472	15,357	15,295	15,390	15,412

Locations	734	727	723	721	717

Total Client Assets (in millions)	$ 331,000	$ 325,000	$ 316,000	$ 319,000	$ 311,000

Assets In Fee-based Accounts (in millions)	$ 34,382	$ 32,637	$ 30,647	$ 30,752	$ 29,235

Note: Where appropriate, prior periods' financial information has been reclassified to conform to current year presentation.